Exhibit 99.1

Name and Address of Reporting Person:	Thomas H. Lee Advisors, LLC
c/o Thomas H. Lee Partners, L.P.
100 Federal Street, 35th Floor
Boston, MA 02110

Issuer Name and Ticker or Trading Symbol:	Black Knight Financial Services, Inc. [BKFS]

Date of Earliest Transaction Required to be
Reported (Month/Day/Year):	May 18, 2017

Footnotes to Form 4

(1) This report is being filed by the following Reporting Persons:  Thomas H. Lee Advisors, LLC (“THL Advisors”), THL Equity Fund VI Investors (BKFS-LM), LLC (“THL BKFS-LM”), THL Equity Fund VI Investors (BKFS-NB), LLC (“THL BKFS-NB”) as well as Great-West Investors, L.P. (“Great West”), Putnam Investments Employees’ Securities Company III LLC (“Putnam III”), Mr. Thomas M. Hagerty and Mr. Gnaneshwar B. Rao. This Form 4 is being made in two parts and is also filed jointly with certain other persons in part one.  See Remarks.

(2) THL Advisors is the general partner of Thomas H. Lee Partners, L.P. (“THL Partners”), which is the sole manager of THL BKFS-LM and THL BKFS-NB. THL Advisors is attorney-in-fact of Great West and Putnam Investments, LLC, which is the managing member of Putnam Investments Holdings, LLC, which in turn is the managing member of Putnam III. Solely for purposes of Section 16 of the Exchange Act, THL BKFS-LM, THL BKFS-NB, Great West and Putnam III may be deemed directors by deputization.

(3) Each of THL BKFS-LM and THL BKFS-NB converted 26,786 and 1,071 units, respectively, of Black Knight Financial Services, LLC into an equal number of shares of the Issuer’s Class A Common Stock (the “Conversion”). In connection with the Conversion, 26,786 and 1,071 shares of the Issuer’s Class B Common Stock beneficially owned by BKFS-LM and BKFS-NB, respectively, were automatically cancelled for no consideration.  Shares of Class B Common Stock do not have economic rights.

(4) Pursuant to the Amended and Restated Operating Agreement of Black Knight Financial Services, LLC, LLC units are exchangeable for shares of the Issuer’s Class A Common Stock on a one-for-one basis, may be converted at any time and have no expiration date.

(5) Represents shares of Class A Common Stock of the Issuer sold by the following entities: 201,022 shares held by Thomas H. Lee Equity Fund VI, L.P. (“THL Equity VI”); 136,121 shares held by Thomas H. Lee Parallel Fund VI (“Parallel Fund VI”); 23,778 shares held by Thomas H. Lee Parallel (DT) Fund VI, L.P. (“DT Fund VI”); 203,571 shares held by THL Equity Fund VI Investors (BKFS), L.P. (“THL BKFS”); 127,500 shares held by THL Equity Fund VI Investors (BKFS) II, L.P. (“THL BKFS II”); 21,429 shares held by THL Equity Fund VI Investors (BKFS) III, L.P. (“THL BKFS III”); 6,595 shares held by THL Coinvestment Partners, L.P. (“THL Coinvestment”); 39 shares held by THL Operating Partners, L.P (“THL Operating”); 26,786 shares held by THL BKFS-LM; 1,071 shares held by THL BKFS-NB; 1,046 shares held by Great West; and 1,042 shares held by Putnam III.

(6) Represents shares of Class A Common Stock of the Issuer directly held by the following entities following the transaction: 9,401,018 shares held by THL Equity VI; 6,365,870 shares held by Parallel Fund VI; 1,111,989 shares held by DT Fund VI; 9,520,244 shares held by THL BKFS; 5,962,679 THL BKFS II; 1,002,131 shares held by THL BKFS III; 308,404 shares held by THL Coinvestment; 1,815 shares held by THL Operating; 1,252,664 shares held by THL BKFS-LM; 50,107 shares held by THL BKFS-NB; 48,916 shares held by Great West.; and 48,745 shares held by Putnam III.

(7) Each of the THL Funds disclaims beneficial ownership of the shares listed in this report, and this report shall not be deemed an admission that the reporting person is the beneficial owner of the securities for the purpose of Section 16 or for any other purpose, except to the extent of its pecuniary interest therein.

(8) Represents shares of the Issuer’s Class A common Stock received by each of Messrs. Hagerty and Rao as compensation for their service on the board of directors of the Issuer. Pursuant to the operative agreements for the THL Funds, any securities issued to persons serving as directors of portfolio companies of the THL Funds, such as the Issuer, are to be held for the benefit of the THL Funds.

(9) Messrs. Hagerty and Rao are Managing Directors of THL Partners.  Each disclaims beneficial ownership of such shares, and this report shall not be deemed an admission that the reporting person is the beneficial owner of such securities for the purpose of Section 16 or for any other purpose, except to the extent of his pecuniary interest therein.